SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the "**Agreement**"), dated as of May 16, 2019 (the "**Effective Date**") between TraqIQ, Inc., a California corporation ("**TRAQIQ**"), on the one hand, and Mann-India Technologies Private Ltd., an Indian corporation ("**Mann**"), and the holders of ordinary common shares of Mann (each an "**Mann Stockholder**" and collectively the "**Mann Stockholders**"), on the other hand.

WHEREAS, the Mann Stockholders own 355,649, common shares, Rs 10 par value, of Mann, constituting 100% of the issued and outstanding common shares of Mann (the "**Mann Shares**"); and

WHEREAS, TRAQIQ is a company whose common stock is registered with the U.S. Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended; and

WHEREAS, TRAQIQ presently has 300,000,000 $0.0001 par value common shares authorized; and

WHEREAS, TRAQIQ presently has 10,000,000 $0.0001 par value preferred shares authorized; and

WHEREAS, subject to the terms and conditions of this Agreement, the Mann Stockholders believe it is in their best interests to exchange all of the Mann Shares for warrants exercisable over five (5) years to purchase 1,329,272 shares of common stock (the "Common Stock"), par value $.0001 per share, of TRAQIQ (the "**TRAQIQ Mann Shares**") at an exercise price of $0.0001 per share, and valued at $486,912. The Warrant will be delivered on the Closing Date, thereby make Mann a subsidiary of TRAQIQ; and

WHEREAS, TRAQIQ believes it is in its best interests to acquire the Mann Shares in exchange for the issuance of the Warrant for the TRAQIQ Mann Shares;

NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and other agreements set forth herein, intending to be legally bound, the parties agree as follows:

ARTICLE I
EXCHANGE OF SHARES

Section 1.1 Agreement to Purchase and Issue the Warrant and Exchange TRAQIQ Shares for Mann Shares.

a. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Mann Stockholders shall sell, assign, transfer, convey and deliver to TRAQIQ the Mann Shares set forth opposite their name on Schedule 1.1 (Exhibit A) hereto representing the percentage of the issued and outstanding common shares of TRAQIQ as set forth therein), and TRAQIQ shall accept such securities from the Mann Stockholders in exchange for: the issuance to the Mann Stockholders of the Warrant to purchase the TRAQIQ MANN SHARES as set forth on Exhibit A (the "**Share Exchange Transaction**"), which are subject to the following conditions:

(i) The total number of TRAQIQ MANN SHARES that TRAQIQ will issue upon the exercise of the Warrants will be 1,329,272 valued at $486,912, or $0.3663 per share, of which 36,912 shares, valued at $36,912, will be exercisable at the Closing and the balance of 1,236,501, valued at $450,000, will be exercisable as follows: (i) 859,951, value at $315,000, one (1) year after the Closing (the "Year 1 Warrants"); and (ii) 368,550, value at $135,000, two (2) years after the Closing (the "Year 2 Warrants"). The Mann Stockholders ability to exercise the Year 1 Warrants and Year 2 Warrants will be conditioned upon MANN achieving a target revenue of U.S. $1.1 million and a pre-tax profit of 25% of the MANN Target. If MANN achieves the MANN Target in 2019, then the Mann Stockholders can exercise the Year 1 Warrants and, if MANN achieves the MANN Target in 2020, then the Mann Stockholders will be able to exercise the Year 2 Warrants. In the event that MANN does not achieve the MANN Target in either 2019 or 2020, then the Year 1 Warrants and the Year 2 Warrants will be proportionately reduced.

(ii) At Closing, Mann will have $144,088 in debt that TraqIQ will assume $144,088 of Mann's debt and $270,000 of accounts payable, which will be paid off as follows: 50% at Closing, and the other 50% within four (4) months of Closing.

(iii) The Mann accounts receivables, set forth in its financial statements on Schedule 3.3, will be tracked separately for a period of 12 months from the Closing date. All the applicable receivables that are not collected in that 12 month period will get deducted from the value of the Warrants that can be exercised.

(iv) In the event that the delinquent monies owed to Mann from Greenfence, LLC, which Mann has written off, are collected on or after the Closing, then the amount of this receivable that is collected will be added to the amount of the Warrants.

(v) Mann has been behind on some statutory payments to the tax authorities, which TraqIQ intends to payoff with post-closing monies . Any additional penalties associated with non-payment of these past taxes or statutory dues will be deducted from the amount of the Warrants that the Mann shareholders can exercise.

(vi) TRAQIQ will be valued at $10,000,000 if it is not publicly trading or at the average thirty (30) day trading price of its common stock if publicly traded.

Section 1.2 Capitalization. On the Closing Date, immediately before the Share Exchange Transaction, TRAQIQ shall have authorized 300,000,000 shares of Common Stock, par value $0.0001 per share, of which 27,297,960 shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid and 10,000,000 shares of Preferred Stock, par value $0.0001 per share, of which 50,000 Series A are currently issued and outstanding.

Section 1.3 Closing. The closing of the Share Exchange Transaction (the "**Closing**") shall take place at 5:00 p.m. P.D.T. on the business day after which: (i) each of the parties hereto has executed this Agreement; and (ii) TraqIQ's board's approval to file with the SEC of its Form 8-K as required under the Securities and Exchange Act of 1934, as amended; (iii) the appropriate corporate and shareholder resolutions approving the Share Exchange Transaction; and (iv) any necessary regulatory or governmental consents or waivers (the "**Closing Date**"). The Mann Stockholders shall deliver to TRAQIQ the following items: (a), within five (5) business days after the execution of this Agreement, the original stock certificates representing the Mann Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, which will be held until the Closing Date, and (b) within ten (10) business days after the Closing Date, a certificate of incumbency duly recording the registered shareholders of MANN to reflect the ownership of TRAQIQ as a result of the Share Exchange Transaction. In full consideration for the Mann Shares, TRAQIQ (i) shall issue the TRAQIQ Shares to the Mann Stockholders within ten (10) business days after the Closing Date in proportion to the number of Mann Shares exchanged by each Mann Stockholder, as detailed on Exhibit A, attached hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF TRAQIQ

TRAQIQ hereby represents, warrants and agrees as follows:

Section 2.1 Corporate Organization

a. TRAQIQ is a corporation duly organized, validly existing and in good standing under the laws of California, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by TRAQIQ or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TRAQIQ (a "**TRAQIQ Material Adverse Effect**");

b. Copies of the Articles of Incorporation and Bylaws of TRAQIQ, with all amendments thereto to the date hereof, have been furnished to Mann and the Mann Stockholders, and such copies are accurate and complete as of the date hereof. The minute books of TRAQIQ are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of TRAQIQ from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of TRAQIQ.

Section 2.2 Capitalization of TRAQIQ.

a. The authorized capital stock of TRAQIQ, immediately prior to the Closing Date, consists of 300,000,000 shares of Common Stock, par value $.0001 per share, of which 27,297,960 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid and 10,000,000 shares of its Preferred Stock, par value $0.0001 per share, of which 50,000 Series A are currently issued and outstanding. All of the TRAQIQ Shares to be issued on the Closing Date pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof. As of the Closing Date, there are, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued shares of capital stock of TRAQIQ other than as set forth on Schedule 2.2.a.

Section 2.3 Authorization and Validity of Agreements. TRAQIQ has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TRAQIQ and the consummation by TRAQIQ of the transactions contemplated hereby have been duly authorized by all necessary corporate action of TRAQIQ, and no other corporate proceedings on the part of TRAQIQ are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.4 No Conflict or Violation. The execution, delivery and performance of this Agreement by TRAQIQ does not and will not violate or conflict with any provision of its Articles of Incorporation or Bylaws, as amended, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which TRAQIQ is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of TRAQIQ, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which TRAQIQ is bound.

Section 2.5 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by TRAQIQ or the performance by TRAQIQ of its obligations hereunder.

Section 2.6 Securities and Exchange Commission Reports. The Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission.

Section 2.7 Litigation. No action, suit, or proceeding will have been instituted or will have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Share Exchange, or which would reasonably be expected to restrict materially the operation of the business of TRAQIQ or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers. TRAQIQ is not a party to any legal proceeding.

Section 2.8 Subsidiaries. Except as set forth in its Form 10-K and Form 10-Q, TRAQIQ does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold, with the power to vote, any shares of the capital stock of any entity (including, without limitation, corporations, partnerships, and joint ventures). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of TRAQIQ except as set forth in Schedule 2.2a. Except as already exists, there are no other direct or indirect subsidiaries of TRAQIQ which would be or are required to be consolidated or accounted for on the equity method in the consolidated financial statements of TRAQIQ prepared in accordance with generally accepted accounting principles.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MANN

MANN represents, warrants and agrees as follows:

Section 3.1 Corporate Organization.

a. MANN is duly organized, validly existing and in good standing under the laws of the Country of India and has all requisite corporate power and authority to own their properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by MANN or the ownership or leasing of their properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of MANN (a "**MANN Material Adverse Effect**").

b. Copies of the Articles of Incorporation, or India's equivalent, of MANN, with all amendments thereto to the date hereof, have been furnished to TRAQIQ, and such copies are accurate and complete as of the date hereof. The minute books of MANN are current as required by law, contain the minutes of all meetings of the Board of Directors and Stockholder of MANN, respectively, and committees of the Board of Directors of MANN from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of MANN.

Section 3.2 Capitalization of MANN; Title to the Mann Shares.

a. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, MANN shall have authorized: (i) 45,000,000 shares of common shares, INR 10 par value per share, of which 355,649 shares are issued and outstanding. Except as set forth in Schedule 3.2.a, there are outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of MANN. As of the date of this Agreement, the Mann Stockholders hold the Mann Shares as set forth on Exhibit A, free of any lien or encumbrance.

Section 3.3 Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, MANN does not directly or indirectly, own any shares of capital stock or any other equity interest in any entity nor any right to acquire any shares or other equity interest in any entity.

Section 3.4 Authorization and Validity of Agreements. MANN has all corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MANN and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of MANN are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. MANN Stockholder approvals are required to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each MANN Stockholder which is not a natural person ("**Entity Shareholder**") and the consummation of the transactions contemplated hereby by each Entity Shareholder have been duly authorized by all necessary action by the Entity Shareholder and no other proceedings on the part of MANN or any MANN Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by MANN or any MANN Stockholder does not and will not violate or conflict with any provision of the constituent documents of MANN, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which MANN or any MANN Stockholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of MANN or any MANN Stockholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which MANN or any MANN Stockholder is bound.

Section 3.6 Financial Statements. The financial statements of MANN for the years ended December 31, 2018 and 2017, consisting of the unaudited balance sheets, statements of operations, statements of cash flows and statement of shareholders' equity, including all related notes, fairly present in all material respects the financial position of each company as at the respective dates thereof.

Section 3.7 Investment Representations.

a. The TRAQIQ Shares will be acquired hereunder by each MANN Stockholder solely for the account of such MANN Stockholder, for investment, and not with a view to the resale or distribution thereof, without prejudice, however, to each MANN Stockholders' right at all times to sell or otherwise dispose of all or any part of such shares under the Securities Act of 1933, as amended and other applicable federal and state securities laws. Each MANN Stockholder understands and is able to bear any economic risks associated with such MANN Stockholders' investment in the TRAQIQ Shares. Each MANN Stockholder has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the TRAQIQ Shares to be acquired under this Agreement. Each MANN Stockholder further has had an opportunity to ask questions and receive answers from TRAQIQ's management regarding TRAQIQ and to obtain additional information (to the extent TRAQIQ's management possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such MANN Stockholder or to which the MANN Stockholder had access.

b. MANN Stockholder Status

(i) Each Mann Stockholder hereby agrees and acknowledges that it is not a "U.S. Person" (as defined below) at the time the MANN Stockholder was offered the TRAQIQ Shares and as of the date hereof. For the purpose of this Agreement, a "U.S. Person" means:

(A) Any natural person resident in the United States;

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

(C) Any estate of which any executor or administrator is a U.S. person;

(D) Any trust of which any trustee is a U.S. person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; or

(H) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investor(s) (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

"United States" or "U.S." means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii) Each MANN Stockholder understands that no action has been or will be taken in any jurisdiction by TRAQIQ that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

(iii) Each MANN Stockholder, as of the date of this Agreement is located outside the United States, and (ii) is not purchasing the TRAQIQ Shares for the account or benefit of any non-U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(iv) Each MANN Stockholder agrees not resell the TRAQIQ Shares except in accordance with the provisions of Regulation D or S, pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(v) Each MANN Stockholder agrees: (i) to not engage in hedging transactions with regard to shares of TRAQIQ unless in compliance with the 1933 Act; and (ii) as applicable, to include statements in any documentation with regard to TRAQIQ Shares to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(vi) No form of "directed selling efforts" (as defined under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by any MANN Stockholder nor any of their representatives in connection with the offer and sale of the TRAQIQ Shares.

c. To the best knowledge of each MANN Stockholder, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the TRAQIQ Shares are being acquired by each MANN Stockholder for investment purposes.

d. The MANN Stockholders hereby agree that the TRAQIQ Shares, upon issuance, shall bear the following or similar legend:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN TRANSACTION TO A PERSON WHO IS A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION D UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR A NON-U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE 1933 ACT. NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS OR A NON-U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION D OR S, RESPECTIVELY, UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

"UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."

Section 3.8 Brokers' Fees. No MANN Stockholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.9 Litigation. There is no action, suit, or proceeding will have been instituted or will have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Share Exchange, or which would reasonably be expected to restrict materially the operation of the business of MANN or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

Section 3.10 Employment Agreement. Lathika Regunathan, MANN's current Chief Executive Officer, will execute an employment agreement, in the form customary for such position, which will provide that he will remain as MANN's CEO for a period of two (2) years.

ARTICLE IV
COVENANTS

Section 4.1 Consents and Approvals. Without limitation of the foregoing, the parties shall:

a. use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

b. diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.2 Stock Issuance. From and after the date of this Agreement until the Closing Date, MANN shall not issue any additional shares of their capital stock. TraqIQ will offer shares of its stock to investors to provide working capital to it. The number of shares and share price will be determined by TraqIQ's board of directors.

Section 4.3 Post-closing Stock Issuance. After the Closing Date, TRAQIQ shall issue the Mann Shares as set forth in Exhibit A.

Section 4.4 Subsequent Events. Five (5) days prior to the Closing Date, each party will advise the other party in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or which (if existing and known at any time prior to or at the Effective Date) would cause a condition either party's obligations under this Agreement not to be fully satisfied.

Section 4.5 Updated Schedules. Not less than five business days prior to the Closing Date, both parties will deliver to the other party any updates to the schedules to its representations which may be required to disclose events or circumstances arising after this date. Such schedules will be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all material respects as of the date such schedule is updated, and the updated schedule will not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such updated schedule. For purposes of determining whether the conditions set forth in Article II for TRAQIQ's and Article III for MANN's obligations have been met, any such updated schedules delivered to the

other party will be disregarded unless TRAQIQ OR MANN will have agreed to accept any changes reflected in such updated schedules.

Section 4.6 Rights of Access. From this date this Agreement MANN will give to TRAQIQ and to its representatives, including its certified public accountants full access during normal business hours to all of the property, documents, contracts, books, and records of MANN, and such information with respect to its business affairs and properties as TRAQIQ from time to time may reasonably request.

Section 4.7 Extraordinary Transactions. Without the prior written consent of TRAQIQ, MANN will not, on or after the date of this Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities or grant any options to acquire such additional securities; (c) either (i) merge into, consolidate with, or sell or otherwise dispose of its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or (ii) engage in any discussions concerning such a possible transaction except as explicitly contemplated herein unless the board of directors of MANN, based upon the advice of legal counsel, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law; (d) convert the form of entity of MANN from that in existence on the date of this Agreement to any other form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $5,000 or which in the aggregate exceed $10,000; (i) except for increases in the ordinary course of business in accordance with past practices, and except as explicitly contemplated by this Agreement, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (j) except as otherwise required by law, create or modify any profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; (k) enter into any employment or personal services contract with any person or firm, except directly to facilitate the transactions contemplated by this Agreement; nor (l) change the nature or increase the concentration of risk of investments and of cash and cash equivalents.

Section 4.8 Preservation of Business. MANN will (a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) use commercially reasonable efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel; (c) use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with all those entities having business dealings with it; (d) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and (e) conduct its affairs so that at the Effective Date none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions.

Section 4.9 Andhra Bank Line of Credit. Mann covenants that it will (a) maintain its line of credit (the "LOC") with Andhra Bank (the "Bank") through its expiration date, which is currently October 2019, which is personally guaranteed by Mann's directors; and (b) its directors they will continue to provide the same guarantee to the Bank for six (6) months after the Closing date unless TraqIQ either pays off the LOC or obtains a suitable replacement lender.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF MANN AND THE MANN STOCKHOLDERS

The obligations of MANN and each MANN Stockholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both MANN and each MANN Stockholder in their sole discretion:

Section 5.1 Representations and Warranties of TRAQIQ. All representations and warranties made by TRAQIQ in this Agreement shall be true and correct on and as of the Closing Date as if again made by TRAQIQ as of such date.

Section 5.2 Agreements and Covenants. TRAQIQ shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TRAQIQ shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents. MANN shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of TRAQIQ or in furtherance of the transactions contemplated by this Agreement as MANN or their counsel may reasonably request.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF TRAQIQ

The obligations of TRAQIQ to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by TRAQIQ in its sole discretion:

Section 6.1 Representations and Warranties of MANN. All representations and warranties made by MANN in this Agreement shall be true and correct on and as of the Closing Date as if again made by MANN on and as of such date.

Section 6.2 Agreements and Covenants. MANN shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of MANN, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity

which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents. TRAQIQ shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of MANN or in furtherance of the transactions contemplated by this Agreement as TRAQIQ or its counsel may reasonably request including, but not limited to, the Audit Report of its independent third-party auditor.

ARTICLE VII
TERMINATION AND ABANDONMENT

Section 7.1 Methods of Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time before May 31, 2019, by notice of either TRAQIQ or MANN to the other party.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 8.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 8.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to MANN or the MANN Stockholders, to:

Mann-India Technologies Private Ltd.
B-267A Greater Kailash, Part I
New Delhi 110048
Attention: Lathika Regunathan
E-mail: Lathika@mann-India.com

If to TRAQIQ, to:

TraqIQ, Inc.
14205 SE 36th Street, Suite 100
Bellevue, WA 98006
Attention: Ajay Sikka, CEO
E-mail: ajay@traqiq.com

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

Section 8.6 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, schedules, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 8.10 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Washington, County of Whatcom, and/or the United States District in Seattle, Washington, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.5.

Section 8.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[Signatures' Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TRAQIQ, INC.

DocuSigned by:

By: Ajay Sikka

C7FC26A5136F43B...

Ajay Sikka

Its: Chief Executive Officer

Mann-India Technologies Private Ltd.

DocuSigned by:

By: Lathika Regunathan

8F586B4C4E4E435...

Lathika Regunathan

Its: Chief Executive Officer

[MANN Stockholder signatures on next page]

MANN STOCKHOLDERS

Sushil Chaudhary

DocuSigned by:
Sushil Chaudhary
By: /s/ 7E43E2E99F79414...
Sushil Chaudhary

Roopam Shyam

DocuSigned by:
Roopam Shyam
By: /s/ DD2772E1F00B477...
Roopam Shyam

Noor Qazi

DocuSigned by:
Noor Qazi
By: /s/ 8108634B9CBF475...
Noor Qazi

Lathika Regunathan

DocuSigned by:
Lathika Regunathan
By: /s/ 8F686B4C4E4E436...
Lathika Regunathan

Yukti Securities Pvt Ltd

DocuSigned by:
Rohitasava Chand
By: /s/ BBDA125CEEE1417...
Rohitasava Chand

Rohitasava Chand

DocuSigned by:
Rohitsava Chand
By: /s/ BBDA125CEEE1417...
Rohitasava Chand

Sumer Chand & Co. (P) Limited

DocuSigned by:
Rohitasava Chand
By: /s/ BBDA125CEEE1417...
Rohitasava Chand

MANN STOCKHOLDERS

Schedule 1.1
EXHIBIT A
MANN STOCKHOLDERS

	No. of shares	% held	TraqIQ shares/Warrants	%age of TraqIQ ownership
Sushil Chaudhary	55,861	15.71%	208,786	0.73%
Roopam Shyam	35,097	9.87%	131,178	0.46%
Noor Qazi	40,056	11.26%	149,713	0.52%
Lathika Regunathan	48,323	13.59%	180,612	0.63%
Yukti Securities Pvt Ltd	58,129	16.34%	217,263	0.76%
Rohitasava Chand	102,373	28.78%	382,629	1.34%
Sumer Chand & Co. (P) Limited	15,810	4.45%	59,091	0.21%
	355,649	100.00%	1,329,272	4.64%

Schedule 2.2.a

Capitalization of TraqIQ

List of Outstanding Warrants, Options, or other Convertible Rights

TraqIQ Convertible debtDate	Name	Amount	
7/17/17	Don Hateley	$56,077	6% coupon, 20% discount
7/17/17	Alena Borisova	$12,000	6% coupon, 20% discount
8/1/17	DV Sikka	$20,000	6% coupon, 20% discount
8/1/17	Krish Thyagarajan	$30,000	6% coupon, 20% discount
10/1/17	DV Sikka	$30,000	6% coupon, 20% discount
11/1/17	James DuBois	$20,000	6% coupon, 20% discount
11/1/17	DV Sikka	$30,000	6% coupon, 20% discount
4/1/18	DV Sikka	$25,000	6% coupon, 20% discount
5/1/18	Satinder Thiara	$25,000	6% coupon, 20% discount
		$248,077	

Schedule 3.2.a

List of MANN Outstanding Warrants, Options, or other Convertible Rights

1. NONE

Schedule 3.3

Mann Financials on closing day

Mann India Technologies Pvt Ltd Debt and Receivables Closing as on 15 May 2019 (In Indian Rupees)			
Liabilities Details as on 15 May 2019		**Receivables as on 15 May 2019**	
Current Liabilities			
Statutory dues payable	**Amount**	**Debtor**	**Amount**
TDS	4,688,091	Avision Inc	83,484
Provident fund payable	4,621,409	Disortho S.A	808,331
Full and Final Payable (Employees)	1,217,218	FADIS Industrial Company	262002
	10,526,718	IPEX CAPITAL HOLDINGS L	5,017,601
		Khrome Company Limited	964,804
Unsecured Loan s	**Amount**	Mimo Tech Pvt Ltd	2,400,000
Lathika Regunathan	366,130	Picture Time	352,831
Noor Qazi	3,603,613	Seguros Bolivar	20,422,735
	3,969,743	Sr Moving Talkies Pvt Ltd	894,500
			31,206,288
Payables			
Heena Arora & Associates	21,034	FDR	**13,300,000**
P.K.Gaur & Associates	1,397,352		
ABX Exports	383,255		
Advance Rental	356,568		
Bharti Airtel Ltd	37,366		
EMarketz India Pvt Ltd	40,651		
FRR FOREX PVT. LTD.	464,321		
IT Enfraservices Pvt Ltd	834,762		
I2K2 Networks Pvt. Ltd.	28,320		
Jasodaa Enterprises	16,435		
Kanika Plastic	80,123		
King Solutions Private Limited.	473,622		
Microampere Technologies	170,523		
MMAD Apps India Pvt Ltd	137,392		
NB TECHNOCRATES	9,172		
Rajesh Kumar Singh	35,500		
Select Computer Systems	1,204,604		
Service Max Facility Management Pvt.	33,444		
Shiv Kumar & Co.	387,819		
Sunrise Security Agency	360,735		
Vlink India Pvt Ltd	110,554		
Luiz Eduardo	442,407		
	7,025,959		
Andhra Bank OD Limit	33,000,000		
Total Debt	**54,522,420**	**Total Recievable and FDR**	**44,506,288**
	Net- Indian Rupees	(10,016,132)	
	Net- US $	(143,088)	